UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.               )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OSI RESTAURANT PARTNERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THE BELOW MEMORANDUM WAS DISTRIBUTED TO EMPLOYEES IN CONNECTION WITH THE PROPOSED MERGER ALONG WITH THE FOLLOWING PRESS RELEASE:

From:               Bill Allen
To:                   Home Office and All Restaurants
Date:                May 8, 2007
Subject:            OSI Postpones Special Meeting of Stockholders to May 15, 2007

Today we announced that the special meeting of stockholders regarding the “going private” merger has been postponed until May 15, 2007. A copy of the press release is attached.

We postponed the meeting to have more time to solicit additional votes. The vote of each OSI stockholder is very important, regardless of the number of shares owned. A failure to vote has the same legal effect as a vote against adoption of the Merger Agreement.

Our Board, on the unanimous recommendation of the special committee of independent directors, has approved the merger agreement and recommends that OSI stockholders vote FOR the approval of the merger agreement.  The leading proxy advisory firms, Institutional Shareholder Services and Glass Lewis, have also recommended that OSI stockholders vote FOR the adoption of the merger agreement.

Our thanks to everyone who has worked so hard on the transaction and we look forward to its successful completion.

CONTACT: Dirk Montgomery
Chief Financial  Officer
OSI Restaurant Partners, Inc.
813-282-1225

OSI Postpones Special Meeting of Stockholders to May 15, 2007

Tampa, FL, May 8, 2007 - OSI Restaurant Partners, Inc. (NYSE: OSI) today announced that it has postponed the special meeting of stockholders regarding the proposed merger with an investor group comprised of investment funds associated with Bain Capital Partners, LLC and investment funds affiliated with Catterton Management Company, LLC, OSI’s founders and certain members of its management. The meeting has been postponed to permit the solicitation of additional votes.

The special meeting of stockholders, previously scheduled for May 8, 2007, will now be held on May 15, 2007, at 11 a.m., Eastern Daylight Time, at A La Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634. The polls will remain open during the postponement. The record date for stockholders entitled to vote at the special meeting remains March 28, 2007. The board of directors, on the unanimous recommendation of the special committee of independent directors, has approved the merger agreement and recommends that OSI’s stockholders vote “FOR” adoption of the merger agreement. The Company also noted that leading proxy advisory firms Institutional Shareholder Services and Glass Lewis recommended that OSI’s stockholders vote “FOR” the adoption of the merger agreement.

As announced on November 6, 2006, OSI entered into a merger agreement with Kangaroo Holdings, Inc. and Kangaroo Acquisition, Inc. pursuant to which OSI's stockholders will be entitled to receive $40.00 in cash for each share they own, subject to closing of the transaction.

Stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact OSI's proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, 1-800-322-2885 (toll-free) or 212-929-5500 (call-collect), Email: proxy@mackenziepartners.com. The vote of each OSI stockholder is very important regardless of the number of shares of common stock that a stockholder owns. A failure to vote will have the same legal effect as a vote against adoption of the merger agreement.

About OSI Restaurant Partners

OSI Restaurant Partners, Inc. portfolio of brands consists of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse & Wine Bar, Roy’s, Lee Roy Selmon’s, Blue Coral Seafood & Spirits and Cheeseburger in Paradise restaurants with operations in 50 states and 20 countries internationally.

About Bain Capital

Bain Capital, LLC (www.baincapital.com ) is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity and leveraged debt assets with approximately $40 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 230 companies around the world, including such restaurant and retail concepts as Domino’s Pizza, Dunkin’ Donuts and Burger King, and retailers including Toys “R” Us, AMC Entertainment, Staples and Burlington Coat Factory. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Tokyo, Hong Kong and Shanghai.

About Catterton Partners

With more than $2 billion under management, Catterton Partners is a leading private equity firm in the U.S. focused exclusively on the consumer industry.  Since its founding in 1990, Catterton has leveraged its investment capital, strategic and operating skills, and network of industry contacts to establish one of the strongest investment track records in the consumer industry. Catterton invests in all major consumer segments, including Food and Beverage, Retail and Restaurants, Consumer Products and Services, and Media and Marketing Services. Catterton has led investments in companies such as Build-A-Bear Workshop, Cheddar’s Restaurant Holdings Inc., P.F. Chang’s China Bistro, Baja Fresh Mexican Grill, First Watch Restaurants, Frederic Fekkai, Kettle Foods, Farley’s and Sathers Candy Co., and Odwalla, Inc., More information about the firm can be found at www.cpequity.com.

Additional Information and Where to Find It

In connection with the proposed transaction, OSI has filed a definitive proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT OSI AND THE PROPOSED TRANSACTION. Investors can obtain free copies of the definitive proxy statement as well as other filed documents containing information about OSI at http://www.sec.gov, the SEC’s free internet site. Free copies of OSI’s SEC filings are also available on OSI’s internet site at http://www.osirestaurantpartners.com.

Participants in the Solicitation

OSI and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI’s stockholders with respect to the proposed transaction. Information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the definitive proxy statement and other materials filed with the SEC in connection with the proposed transaction.

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